Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in DST Systems, Inc.’s Annual Report on Form 10-K for the year end December 31, 2013. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Kansas City, MO
May 5, 2014